CUSIP No. 74767A105

Exhibit 1

The undersigned agree that this Schedule 13D, and all amendments thereto, relating to the Common Stock of Quantum FinTech Acquisition Corporation shall be filed on behalf of the undersigned. Due to the relationships among them, the reporting persons hereunder may be deemed to constitute a “group” with one another for purposes of Section 13(d)(3) of the Securities Exchange Act of 1934.

Dated: February 10, 2023

FUNICULAR FUNDS, LP

By:	/s/ Jacob Ma-Weaver
	Name:	Jacob Ma-Weaver
	Title:	Managing Member of the General Partner

CABLE CAR CAPITAL LLC

By:	/s/ Jacob Ma-Weaver
	Name:	Jacob Ma-Weaver
	Title:	Managing Member

JACOB MA-WEAVER

By:	/s/ Jacob Ma-Weaver
Jacob Ma-Weaver

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CUSIP No. 74767A105

SCHEDULE A

TRANSACTIONS IN SECURITIES OF THE ISSUER
DURING THE PAST 60 DAYS

Nature of Transaction	Securities Purchased/ (Sold)	Price Per Share ($)	Date of Purchase/Sale
Purchase of Common Stock	160,000	10.1750	01/31/2023
Purchase of Common Stock	1,495,800	10.1800	02/01/2023
Purchase of Common Stock	696,000	10.1800	02/02/2023

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